UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report
(Date of earliest
event reported):  July 2, 2013


DBUBS 2011-LC3 Mortgage Trust
(Exact name of issuing entity as specified in its charter)


Deutsche Mortgage & Asset Receiving Corporation
(Exact name of depositor as specified in its charter)


German American Capital Corporation
UBS Real Estate Securities Inc.
Ladder Capital Finance LLC
Starwood Property Mortgage Sub-2-A, L.L.C.
Starwood Property Mortgage Sub-3, L.L.C.
Starwood Property Mortgage Sub-4, L.L.C.
(Exact name of sponsor(s) as specified in its charter)


New York                       333-172143-01              38-3847613
(State or other                (Commission                38-3847614
jurisdiction                   File Number)               38-3847615
of Incorporation)                                         38-6988397
                                                       (IRS Employer
                                                 Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee.

Pursuant to Section 3.22(b) of the Pooling and Servicing Agreement (the "PSA") relating to the issuing entity known as Deutsche Mortgage & Asset Receiving Corporation, DBUBS 2011-LC3, Commercial Mortgage Pass-Through Certificates, Series 2011-LC3 (the "Trust"), the directing holder under the PSA removed Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), as special servicer under the PSA, and appointed CWCapital Asset Management LLC, a Delaware limited liability company ("CWCapital"), as the successor special servicer under the PSA. The removal of Midland as special servicer and appointment of CWCapital as successor special servicer under the PSA was effective as of June 4, 2013. Pursuant to Section 3.22(b) of the PSA, the directing holder under the PSA is entitled, for so long as no Control Termination Event (as defined in the PSA) has occurred and is continuing, to terminate the rights and obligations of the existing special servicer, with or without cause, and appoint the successor special servicer under the PSA pursuant to Section 7.02 of the PSA.

CWCapital maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. CWCapital and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

* special servicing of commercial and multifamily real estate loans;

* commercial real estate property management; and

* investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCapital was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCapital merged with CRIIMI MAE Inc. ("CMAE") and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCapital. CWCapital is a wholly-owned subsidiary of CW Financial Services LLC. CWCapital and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCapital and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCapital.

As of December 31, 2010, CWCapital acted as special servicer with respect to 115 domestic and two Canadian CMBS pools containing approximately 11,900 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $153 billion. As of December 31, 2011, CWCapital acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $151 billion. As of December 31, 2012, CWCapital acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion. As of March 31, 2013, CWCapital acted as special servicer with respect to 157 domestic and one Canadian CMBS pools containing approximately 10,450 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $138 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCapital has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of December 31, 2012, CWCapital had 131 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2013, within the CMBS pools described in the preceding paragraph, 887 assets were actually in special servicing. The assets owned, serviced or managed by CWCapital and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCapital does not service or manage any assets other than commercial and multifamily real estate assets.

CWCapital has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCapital occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCapital has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCapital in securitization transactions.

CWCapital will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCapital may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCapital has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

From time to time CWCapital is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCapital or of which any of its property is the subject, that is material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCapital was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCapital as special servicer.

A description of the material terms of the PSA regarding the special servicing of the mortgage loans held by the Trust and the special servicer's duties regarding such mortgage loans, including limitations on the special servicer's liability under the PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-172143-01) filed with the Securities and Exchange Commission on August 26, 2011 pursuant to Rule 424(b)(5) in the section captioned "The Pooling and Servicing Agreement." A copy of the PSA has been filed as Exhibit 4.1 to the Form 10-K/A filed by the Trust with the Securities and Exchange Commission on August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Deutsche Mortgage & Asset Receiving Corporation
(Depositor)


/s/ Helaine M. Kaplan
Helaine M. Kaplan, President

Date: July 8, 2013



/s/ Andrew Mullin
Andrew Mullin, Vice President, Treasurer, Chief Financial
Officer and Chief Accounting Officer

Date: July 8, 2013